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                                                                    EXHIBIT 10.3

                             Amendment Number One
                                      To
                           Stock Purchase Agreement


     This Amendment Number One (this "Amendment") is made as of February 28, 2000, between RCN Corporation, a Delaware corporation (the "Corporation"), and Vulcan Ventures Incorporated, a Washington corporation ("Buyer"), to the Stock Purchase Agreement between the Corporation and Buyer dated as of October 1, 1999 (the "Stock Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Stock Purchase Agreement.

     WHEREAS, the Corporation and Buyer desire to amend certain provisions of the Stock Purchase Agreement, as set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

1. Amendment. Section 6.05 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

     "Section 6.05. Voting Arrangements. During the Standstill Period, Buyer shall vote and cause to be voted all Voting Securities owned by the Buyer (i) for nominees to the Board of Directors of the Corporation who have been recommended by the Corporation's Board of Directors and (ii) on all other matters submitted to the holders of Voting Securities, either in accordance with the recommendations of the Corporation's Board of Directors or in proportion to the votes cast by the other holders of Voting Securities; provided that (A) with respect to any Takeover Proposal submitted to the vote of the Corporation's stockholders, Buyer shall be free to vote without restriction all Voting Securities beneficially owned by it and (B) with respect to any proposal to approve the issuance of equity securities by the Corporation (not including a proposal to approve a stock option or other director or officer compensation plan and not in connection with a Takeover Proposal) (a "Stock Issuance
     Proposal") submitted to the vote of the Corporation's stockholders, Buyer shall be free to vote without restriction Voting Securities beneficially owned by it representing up to the Agreed Percentage (disregarding clause (i) of the proviso in the definition of such term) of the Total Voting Power. Buyer shall cause all Voting Securities owned by Buyer to be represented, in person or by proxy, at all meetings of holders of Voting Securities of which Buyer has actual notice, so that such Voting Securities may be counted for the purpose of determining the presence of a quorum at such meetings. The
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     Corporation agrees to give Buyer reasonable advance notice of the record date of any meeting of stockholders (or consent solicitation) to which a Takeover Proposal or a Stock Issuance Proposal will be submitted for approval (or in respect of which consents will be sought) so that Buyer may, subject to the other provisions of this Agreement, convert shares of Preferred Stock into Common Stock prior to the applicable record date and vote such shares of Common Stock at such meeting (or execute such consent) as permitted hereby. Notwithstanding the foregoing, if Buyer's covenant to vote and cause to be voted all Voting Securities owned by the Buyer for nominees to the Board of Directors who have been recommended by the Corporation's Board of Directors is unenforceable, then Buyer shall vote and cause to be voted all Voting Securities owned by Buyer for nominees to the Board of Directors of the Corporation, at Buyer's election, either for the nominees to the Board of Directors of the Corporation who have been recommended by the Corporation's Board of Directors or in proportion to the votes cast by the other holders of Voting Securities.

2. Effect on Stock Purchase Agreement. Except to the extent of the amendment set forth specifically herein, all provisions of the Stock Purchase Agreement are and shall remain in full force and effect, and the execution, delivery and performance of this Amendment shall not operate as a waiver or amendment of any provision of the Stock Purchase Agreement not specifically amended herein.

3. Execution in Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                   RCN CORPORATION



                                   By: /s/ Timothy J. Stoklosa
                                      -------------------------------------
                                      Name:  Timothy J. Stoklosa
                                      Title: Chief Financial Officer and
                                             Executive Vice President


                                   VULCAN VENTURES
                                   INCORPORATED



                                   By: /s/ William D. Savoy
                                      -------------------------------------
                                      Name:  William D. Savoy
                                      Title: Vice President

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